                                   EXHIBIT 21

                        SUBSIDIARIES OF MOBILE MINI, INC.

                    NAME OF                                 JURISDICTION OF                        PERCENT
                  SUBSIDIARY                            INCORPORATION/FORMATION                OWNERSHIP BY MMI
                 ----------                             -----------------------                ----------------
      Mobile Mini I, Inc.                                         Arizona                             100%
      Delivery Design Systems, Inc. (1)                           Arizona                             100%
      Mobile Mini, LLC                                           California                           100%
      Mobile Mini, LLC                                            Delaware                            100%
      Mobile Mini of Ohio LLC                                     Delaware                            100%
      Mobile Mini Holdings, Inc.                                  Delaware                            100%

      (1)   An inactive corporation.


                    NAME OF                                 JURISDICTION OF                         PERCENT
                  SUBSIDIARY                           INCORPORATION/FORMATION                     OWNERSHIP
                  ----------                           -----------------------                     ---------
      Mobile Mini Texas Limited Partnership, LLP                   Texas                99% - Mobile Mini Holdings, Inc.
                                                                                            1% - Mobile Mini I, Inc.


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